CHARTER FOR THE AUDIT COMMITTEE
                            OF THE BOARD OF DIRECTORS

                                       OF

                           ENIGMA SOFTWARE GROUP, INC.


                                 [LOGO OMITTED]


                              Adopted March 8, 2005


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                         CHARTER FOR THE AUDIT COMMITTEE
                            OF THE BOARD OF DIRECTORS
                                       OF
                           ENIGMA SOFTWARE GROUP, INC.

PURPOSE:

The Audit Committee will make such examinations, as are necessary to monitor the corporate financial reporting and the external audits of Enigma Software Group, Inc. and its subsidiaries (the "Company"), to provide to the Board of Directors the results of its examinations and recommendations derived therefrom, to outline to the Board improvements made, or to be made, in internal accounting controls, to nominate independent auditors, and to provide to the Board such additional information and materials as it may deem necessary to make the Board aware of significant financial matters that require Board attention.

In addition, the Audit Committee will undertake those specific duties and responsibilities listed below and such other duties as the Board of Directors from time to time prescribe.

MEMBERSHIP:

The Audit Committee shall consist of at least three (3) members of the Board, all of whom shall be independent directors, in accordance with the rules of the NASDAQ Stock Market, Inc. Marketplace Rules for SmallCap Companies (the "NASDAQ Rules"), except the Board may reduce such number of members as necessary in their good faith determination based on all relevant circumstances. Each member shall, in the judgment of the Board of Directors, have the ability to read and understand the Company's basic financial statements. At least one member of the Audit Committee shall, in the judgment of the Board of Directors, be an audit committee financial expert in accordance with the rules and regulations of the Securities and Exchange Commission and at least one member (who may also serve as the audit committee financial expert) shall, in the judgment of the Board of Directors, have accounting or related financial management expertise in accordance with NASDAQ Rules. The members of the Audit Committee will be appointed by and will serve at the discretion of a majority of the Board of Directors.

RESPONSIBILITIES:

The responsibilities of the Audit Committee shall include:

1. Reviewing with management and the independent auditors, on a continuing basis, the adequacy of the Company's system of internal controls (including any significant deficiencies and significant changes in internal controls reported to the Audit Committee by the independent auditors or management), accounting practices, and disclosure controls and procedures (and management reports thereon), of the Company and its subsidiaries.

2. Reviewing the independent auditors' proposed audit scope and approach.


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3. Conducting a post-audit review of the financial statements and audit findings, including any significant suggestions for improvement provided to management by the independent auditors.

4. Reviewing the performance of the independent auditors.

5. Recommending the appointment of independent auditors to the Board of Directors, setting the independent auditor's compensation and pre-approving all audit services provided by the independent auditor.

6. Pre-approving all permitted non-audit services to be performed by the independent auditors and establishing policies and procedures for the engagement of the independent auditors to provide such permitted non-audit services.

7. Reviewing with management and the independent auditors the annual and quarterly financial statements of the Company including (a) the Company's disclosures under "Management's Discussion and Analysis of Financial Condition and Results of Operations"; (b) any material changes in accounting principles or practices used in preparing the financial statement prior to the filing of a report on Form 10-K or 10-Q with the Securities and Exchange Commission; and (c) items required by Statement of Auditing Standards 61 and Statement of Auditing Standards 71 in the case of the quarterly statements.

8. Reviewing before release the un-audited quarterly operating results in the Company's quarterly earnings release and financial information and earning guidance provided to analysts.

9. Overseeing compliance with SEC requirements for disclosure of auditor services and audit committee members and activities.

10. Reviewing management's monitoring of compliance with the Company's Standards of Business Conduct and with the Foreign Corrupt Practices Act.

11. Reviewing, in conjunction with counsel any legal matters that could have a significant impact on the Company's financial statements.

12. Providing oversight and review of the Company's asset management policies, including an annual review of the Company's investment policies and performance for cash and short-term investments.

13. If necessary, instituting special investigations and, if appropriate, hiring special counsel or experts to assist, for which the Company shall provide appropriate funding, as determined by the Committee, for payment of compensation to all advisors hired by the Committee.

14. Reviewing related party transactions for potential conflicts of interest.

15. Obtaining a report from the independent auditors at least annually regarding
(a) the independent auditors' internal quality control procedures, (b) any material issues raised by the most recent internal quality control review, or peer review, of the firm, or by an inquiry or investigation by governmental or


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professional authorities within the preceding five years respecting one or more independent audits carried out by the firm, (c) any steps taken to deal with such issues, and (d) all relationships between the independent auditors and the Company.

16. Establishing procedures for the confidential and anonymous receipt, retention and treatment of complaints regarding the Company's accounting, internal controls, and auditing matters.

17. Establishing policies for the hiring of employees and former employees of the independent auditor.

18. Conducting an annual performance evaluation of the Audit Committee and annually evaluate the adequacy of its charter; and,

19. Performing other oversight functions as requested by the full Board of Directors.

In addition to the above responsibilities, the Audit Committee will undertake such other duties as the Board of Directors delegates to it, and will report, at least annually, to the Board regarding the Committee's examinations and recommendations.

MEETINGS:

The Audit Committee will meet at least four times each year. The Audit Committee may establish its own schedule, which it will provide to the Board of Directors in advance. A majority of the members of the Committee present in person, or by means of a conference telephone, or other communications equipment, by means of which all persons participating in the meeting can hear each other, shall constitute a quorum.

The Audit Committee will meet separately with the Chief Executive Officer and separately with the Chief Financial Officer of the Company at least annually to review the financial affairs of the Company.

The Audit Committee will meet with the independent auditors of the Company, at such times as it deems appropriate, to review the independent auditors' examination and management report.

REPORTS:

The Audit Committee will record its summaries of recommendations to the Board in written form, which will be incorporated as a part of the minutes of the Board of Directors meeting at which those recommendations are presented.

MINUTES:

The Audit Committee will maintain written minutes of its meetings, which minutes will be filed with the minutes of the meetings of the Board of Directors.


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